U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 24, 1999


                         PEPPERMILL CAPITAL CORPORATION
                         ------------------------------
             (Exact Name of Registrant as Specified in its Charter)



     Nevada                          0-25989                    98-0186841
     ------                          -------                    ----------
(State or Other              (Commission File Number)         (IRS Employer
  Jurisdiction                                              Identification No.)
 Incorporation)



    1819 Clarkson Road, Suite 205, Chesterfield, Missouri         63017
    ---------------------------------------------------------------------
             (Address of Principal Executive Offices)          (Zip Code)



                                (314) - 530-4532
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              (Registrant's Telephone Number, including Area Code)


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Item 5.  Other Events
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         On November 24,  1999,  the  Registrant  announced  that a  controlling interest in the outstanding shares of the Registrants's Common Stock were purchased by Varner Technologies, Inc. ("VTI"). VTI is an Internet service provider,  and is further  engaged in the  marketing  and sale of long  distance
telephone  services,   prepaid  telephone  cards  and  other  telecommunications
products and services via a network of independent distributors, pursuant to a multilevel marketing plan, in 49 states of the United States.

         The purchase of the shares of the Registrant's Common Stock by VTI was done in contemplation of a business combination/merger transaction between the two entities, whereby it is expected that all outstanding voting and non-voting Common Stock of VTI will be exchanged for 10,116,000 shares of the Registrant's Common Stock. The final terms of such business combination/merger are currently being negotiated.

         Upon the purchase of the Registrant's common shares by VTI, the then current officers and directors of the Registrant resigned, and Clayton W. Varner, President and CEO of VTI, was elected sole director and President of the Registrant.

         The Registrant also announced that it intends to change its corporate name and trading symbol upon the conclusion of any business combination/merger transaction between the Registrant and VTI. The Registrant's Common Stock is currently traded on the OTC Bulletin Board under the symbol PEPM.

Item 7(c).        Exhibits
----------        --------

         (1) A copy of press release dated November 24, 1999.
         (2) Letter of Intent between the Registrant and VTI, dated November 19, 1999.


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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Peppermill Capital Corporation.
                                             ---------------------------------
                                                       (Registrant)

Date:   December 6, 1999            By:      /s/ Clayton Varner
                                             ----------------------------------
                                             Clayton Varner, President